UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022 (May 15, 2022)

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC
6.00% Series B Cumulative Convertible Perpetual Preferred Stock, par value $0.0001 per share	XELAP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

On May 17, 2022, Exela Technologies, Inc. (the “Company) consummated its previously announced exchange offer (the “Offer”), whereby the Company offered to exchange up to 100,000,000 shares of its outstanding common stock, par value $0.0001 per share (the “Common Stock”), for its 6.00% Series B Cumulative Convertible Perpetual Preferred Stock (“Series B Preferred Stock”), with each 20 shares of Common Stock being exchangeable in the Offer for one share of Series B Preferred Stock having a liquidation preference of $25.00 per share of Series B Preferred Stock (an effective price of $1.25 per share of Common Stock).

Also on May 17, 2022, the Company created a new class of its preferred stock and designated such stock as “Tandem Preferred Stock” and declared a dividend of one share of Tandem Preferred Stock for each share of outstanding Series B Preferred Stock (the “Tandem Stock Dividend”). On all matters submitted to a vote of the stockholders of the Company, the holders of the Tandem Preferred Stock will vote with the holders of the Common Stock as a single class. Each share of Tandem Preferred Stock initially has 20 votes (representing the number of votes of the Common Stock surrendered in exchange for one share of Series B Preferred Stock), which is subject to adjustment for stock splits and similar transaction.

On May 19, 2022, the Company created a new class of its preferred stock and designated such stock as “Special Voting Stock” and entered into a Subscription, Voting and Redemption Agreement (the “Voting Agreement”) related to the issuance, voting and redemption of the Special Voting Stock. Each share of Special Voting Stock is entitled to 20,000 votes per share on certain items to be voted upon at the Company’s 2022 annual meeting of its stockholders (the “Annual Meeting”), as more fully discussed in this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement

On May 19, 2022, the Company entered into the Voting Agreement with GP-HGM LLC (the “Special Voting Holder”), providing that the Special Voting Holder will vote all shares of Special Voting Stock on each of the Reverse Stock Split Proposal (as herein defined) and the Preferred Stock Increase Proposal (as herein defined). At the Annual Meeting, stockholders will be asked to, among other proposals, (a) approve the adoption of an amendment to the Company’s certificate of incorporation (the “COI”) to effect a reverse split of its outstanding common stock at a ratio in the range of 1-for-2 to 1-for-20, to be determined at the discretion of the Company’s board of directors (the “Board of Directors”) and publicly disclosed prior to the effectiveness of such reverse stock split, whereby each outstanding 2 to 20 shares would be reclassified and combined into 1 share of our common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements (the Reverse Stock Split Proposal) and (b) to approve an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of preferred stock from 20,000,000 shares to 40,000,000 shares (the “Preferred Stock Increase Proposal”).

Pursuant to the Voting Agreement, the Special Voting Holder has agreed to purchase from the Company $1,000,000 shares of Special Voting Stock for an aggregate purchase price of $100. The Special Voting Holder has further agreed to vote for the Reverse Stock Split Proposal and the Preferred Stock Increase Proposal in the same proportion as the votes cast on such proposals by the holders of Common Stock and Tandem Preferred Stock (excluding abstentions and, if applicable, broker non-votes). By way of example, if holders of 40% in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock attend the meeting and, of that 40%, holders of 80% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote in favor of the Reverse Stock Split Proposal, and holders of 20% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote against Reverse Stock Split Proposal, then the Special Voting Holder will cause 80% of the voting power of the outstanding shares of Special Voting Stock to be voted in favor of Reverse Stock Split Proposal and 20% of the voting power of the outstanding shares of Special Voting Stock to be voted against Reverse Stock Split Proposal. By way of further example, if holders of 40% in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock attend the meeting and, of that 40%, holders of 70% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote in favor of Preferred Stock Increase Proposal, and holders of 30% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote against Preferred Stock Increase Proposal, then the holder of the Special Voting Stock will cause 70% of the voting power of the outstanding shares of Special Voting Stock to be voted in favor of Preferred Stock Increase Proposal and 30% of the voting power of the outstanding shares of Special Voting Stock to be voted against Preferred Stock Increase Proposal.

The Company has further agreed to redeem the shares of Special Voting Stock on the first business day following the later of (a) the date on which the voting on the Reverse Stock Split Proposal has concluded and the polls on the Reverse Stock Split Proposal have closed and (b) the date on which the voting on the Preferred Stock Increase Proposal has concluded and the polls on the Preferred Stock Increase Proposal have closed for an aggregate price of $100.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of CEO

As previously announced on the Company’s current report on 8-K filed on March 31, 2022 and modified on Amendment No. 1 to the Company’s annual report on form 10-K filed on May 2, 2022, Ronald Cogburn has stepped down from his position as Chief Executive Officer of the Company, effective May 15, 2022.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

The information included under the headings “Introductory Note” and Item 1.01 Entry into a Material Definitive Agreement in this current report on Form 8-K are incorporated herein by reference.

Series A Preferred

On May 17, 2022, the Company decreased the number of Series A Perpetual Convertible Preferred Stock (“Series A Preferred Stock”) outstanding from 11,500,000 to 2,800,000 shares, which number exceeds the number of shares of Preferred Stock issued and outstanding, in order to allow for a sufficient number of shares of the Tandem Preferred Stock to be authorized.

By-Laws

Also on May 17, 2022, the Company adopted the Third Amended and Restated Bylaws (the “Bylaws Amendment”). The Company’s by-laws had originally been drafted at a time when the Company had a controlling stockholder and two nomination agreements. In connection with the recent exchange offers, the Company undertook a comprehensive review of its by-laws, which led to an updating of its by-laws through the Bylaws Amendment. The Bylaws Amendment among other things:

•	removes references to the two nomination agreements, and related director quorum requirements;

•	provides that stockholders submitting director nominations or stockholder proposals provide the Company with specified advance notice and related information to enable the Company to evaluate such nominations or proposals;

•	contains provisions designed to facilitate virtual stockholder meetings;

•	increases the maximum size of the board of directors to 11 members;

•	contains greater specificity regarding the duties of the Chairman and Vice Chairman of the board;

•	updated the indemnification provisions as they relate to derivative suits and establishes a procedure for determining the entitlement to indemnification;

•	addresses certain alleged ambiguities relating to the tabulation of votes cited by the plaintiffs in a pending lawsuit;

•	updates the notice provisions; and

•	to reflect best practices that have developed since the adoption of the original bylaws of the Company.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of each of (1) the Certificate of Decrease, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K, (2) the Certificate of Designations for the Tandem Preferred Stock, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K, (3) the Certificate of Designations for the Special Voting Stock, a copy of which is filed as Exhibit 3.3 to this Current Report on Form 8-K and (4) and the Third Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.4 to this Current Report on Form 8-K each of which is incorporated by reference.

Item 8.01 Other Events

Close of Offer

On May 17, 2022, the Company consummated the Offer. Pursuant to the Offer, 42,591,440 shares of Common Stock were exchanged for 2,129,572 shares of Series B Preferred Stock.

On May 17, 2022, the Company issued a press release announcing the closing of the Offer. A copy of the press release is filed herewith as Exhibit 99.1.

2018 Stock Incentive Plan

The Company has also indicated its intent to have its stockholders re-approve the amendment and restatement of its 2018 Stock Incentive Plan at the Annual Meeting. The amendment and restatement of the 2018 Stock Incentive Plan was approved by the stockholders at the 2021 annual meeting held December 31, 2021. Subsequent to such approval, a lawsuit was filed against the Company alleging that the Company did not properly count the broker non-votes on such matter, and that as a result the 2018 Stock Incentive Plan in its amended and restated form was not properly approved. Although the Company believes that it has meritorious defenses to such suit, the Company believes that it is less expensive to ask our stockholders to reapprove the amendment and restatement of the 2018 Stock Incentive Plan at the Annual Meeting than to litigate the suit through to vindication of the Company’s position. As such, the Company expects to rescind the delivery of shares subsequent to December 31, 2021 under the 2018 Stock Incentive Plan.

In connection with a comprehensive update of the Company’s Bylaws undertaken following the consummation of its recent exchange offer to reflect, among other things, the termination of the Director Nomination Agreements (as defined below), the Company also amended the provision of the Bylaws cited by the plaintiffs in the lawsuit as giving rise to their claim.

Upon the expected reapproval of the 2018 Stock Incentive Plan in its amended and restated form, the Company intends to settle the grants for which the settlement was rescinded in either shares of Common Stock or cash, as will be determined by the Company's Compensation Committee in its sole discretion. If such newly settled grants are settled for shares of Common Stock, the Company expects to offer the recipients of such grants the opportunity to exchange such shares of Common Stock for shares of the Company's Series B Preferred Stock and shares of the Company's Tandem Preferred Stock in the same amount as such grantees would have been permitted to exchange shares of Common Stock in the recently completed exchange offer.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description
3.1	Certificate of Decrease of Series A Perpetual Convertible Preferred Stock
3.2	Certificate of Designations, Preferences, Rights and Limitations of Tandem Preferred Stock
3.3	Certificate of Designations, Preferences, Rights and Limitations of Special Voting Preferred Stock
3.4	Third Amended and Restated Bylaws
10.1	Subscription, Voting and Redemption Agreement, dated as of May 19, 2022, by and between Exela Technologies, Inc. and GP-HGM LLC
99.1	Press Release dated May 17, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2022

EXELA TECHNOLOGIES, INC.

By:	/s/ Erik Mengwall
Name: Erik Mengwall
Title: Secretary

- 6 -